Filed Pursuant to Rule 424(b)(3)
Registration No. 333-293648

The information in this preliminary prospectus supplement is not complete and may be changed. We are not using this preliminary prospectus supplement or the accompanying prospectus to offer to sell these securities or to solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 23, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated February 23, 2026)

         Shares

Common Stock

We are offering           shares of our common stock, par value $1.00 per share (“common stock”). Our common stock is listed on the New York Stock Exchange (“NYSE”) and the NYSE Texas under the symbol “WHR.” On February 20, 2026, the closing sale price of our common stock was $84.49 per share.

Concurrently with this offering, we are also making a public offering of         depositary shares (the “Depositary Shares”), each of which represents a 1/20th interest in a share of our  % Series A Mandatory Convertible Preferred Stock, par value $1.00 per share (the “Mandatory Convertible Preferred Stock”) pursuant to a separate prospectus supplement (the “Depositary Shares Offering”). We have granted the underwriters of the Depositary Shares Offering a 30-day option to purchase up to           additional Depositary Shares, solely to cover over-allotments, if any. The aggregate proceeds from this offering and the Depositary Shares Offering (assuming no exercise of the underwriters’ options to purchase additional securities from us in either offering) are anticipated to be $800,000,000. The closing of this offering is not conditioned upon the closing of the Depositary Shares Offering, and the closing of the Depositary Shares Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Depositary Shares Offering does not occur, and vice versa. We cannot assure you that the Depositary Shares Offering will be completed on the terms described herein, or at all. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy any of the Depositary Shares or the Mandatory Convertible Preferred Stock being offered in the Depositary Shares Offering. See “Concurrent Depositary Shares Offering.”

We intend to use the proceeds of this offering, together with the proceeds of the Depositary Shares Offering, (i) to repay a portion of the amounts outstanding under the Fifth Amended and Restated Long-Term Credit Agreement by and among us, certain other borrowers, the lenders referred to therein, JPMorgan Chase Bank, N.A. as Administrative Agent, and Citibank, N.A., as Syndication Agent (the “Credit Facility”) and (ii) for general corporate purposes, including working capital, operating expenses and capital expenditures, including strategic investments in vertical integration and automation.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and risks discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents we file with the Securities and Exchange Commission (the “SEC”).

	Per Share	Total
Price to Public(1)	$	$
Underwriting discount(1)(2)	$	$
Proceeds, before expenses, to Whirlpool Corporation	$	$

(1)	Assumes no exercise of the underwriters’ option to purchase additional common stock described below.
(2)	See “Underwriting (Conflicts of Interest)” beginning on page S-4 of this prospectus supplement for a description of the compensation payable to the underwriters.

We have granted the underwriters the option to purchase up to an additional         shares of our common stock from us at the price to public less the underwriting discount within 30 days from the date of this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which describe the terms of the offering, before you make your investment decision.

It is expected that delivery of the shares of common stock will be made against payment therefor on  , 2026, which is the second business day following the trade date for the shares of common stock (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the shares of common stock prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares of common stock initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the shares of common stock who wish to trade the shares of common stock prior to the business day preceding the settlement date should consult their own advisors.

Joint Book-Running Managers

Wells Fargo Securities	J.P. Morgan	Citigroup	BNP PARIBAS	Mizuho

Co-Manager

Scotiabank

The date of this prospectus supplement is    , 2026.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized and the documents incorporated by reference that are described under “Incorporation of Certain Information by Reference” in this prospectus supplement.

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize, contain and incorporate by reference information you should consider when making your investment decision. We have not, and the underwriters and their affiliates and agents have not, authorized anyone to provide you with different information. The common stock is being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting (Conflicts of Interest)” in this prospectus supplement. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement contains summaries believed to be accurate with respect to certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference. Copies of documents referred to in this prospectus supplement will be made available to prospective investors at no cost upon request to us.

Unless the context requires otherwise, the terms “Whirlpool,” “we,” “our,” and “us” refer to Whirlpool Corporation, including its subsidiaries.

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CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. Certain statements contained in this prospectus supplement, the accompanying prospectus, the information incorporated herein by reference and other written and oral statements made from time to time by us or on our behalf do not relate strictly to historical or current facts and may contain forward-looking statements that reflect our current views with respect to future events and financial performance. As such, they are considered “forward-looking statements” which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as “may,” “could,” “will,” “should,” “possible,” “plan,” “predict,” “forecast,” “potential,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “may impact,” “on track,” “guarantee,” “seek,” and the negative of these words and words and terms of similar substance. Our forward-looking statements generally relate to our strategic or transactional objectives, including India transaction expectations and other M&A and divestitures; operational planning or implementation, including technology and workforce management; financial projections or goals, including capital allocation and tax impacts; external or macroeconomic risks, such as supply chain volatility and geopolitical conditions; and legal, regulatory or sustainability matters. These forward-looking statements should be considered with the understanding that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially.

Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool’s forward-looking statements. Among these factors are: (1) intense competition in the home appliance industry, and the impact of the changing retail environment, including direct-to-consumer sales; (2) Whirlpool’s ability to maintain or increase sales to significant trade customers and builders; (3) Whirlpool’s ability to maintain its reputation and brand image; (4) Whirlpool’s ability to achieve its business objectives and successfully manage its strategic portfolio transformation and outsourced business unit service model; (5) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (6) Whirlpool’s ability to obtain and protect intellectual property rights; (7) acquisition, divestiture, and investment-related risks, including risks associated with our past transactions; (8) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (9) risks related to Whirlpool’s international operations; (10) Whirlpool’s ability to respond to unanticipated social, political and/or economic events, including epidemics/pandemics; (11) information technology system and cloud failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (12) product liability and product recall costs; (13) Whirlpool’s ability to attract, develop and retain executives and other qualified employees; (14) the impact of labor relations; (15) fluctuations in the cost of key materials (including steel, resins, and base metals) and components and the ability of Whirlpool to offset cost increases; (16) Whirlpool’s ability to manage foreign currency fluctuations; (17) impacts from goodwill, intangible asset and/or inventory impairment charges; (18) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (19) impacts from credit rating agency downgrades; (20) litigation, tax, and legal compliance risk and costs; (21) the effects and costs of governmental investigations or related actions by third parties; (22) changes in the legal and regulatory environment including environmental, health and safety regulations, data privacy, taxes and AI; (23) the impacts of changes in foreign trade policies, including tariffs; (24) Whirlpool’s ability to respond to the impact of climate change and climate change or other environmental regulation; and (25) the uncertain global economy and changes in economic conditions. In addition, factors that could cause actual results to differ materially from our India transaction expectations include, among other things, failure or delays in launching any transaction based on market conditions or other factors, failure or delays in share settlement and closing, transaction proceeds being lower than expected, alternative uses for proceeds received, brand license valuation expectations not being met, and strategic, economic or industry expectations for India not being realized.

S-iii

Except as required by law, we undertake no obligation to update any forward-looking statement, and investors are advised to review disclosures in our filings with the SEC. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historic results. Therefore, investors should not consider the foregoing factors to be an exhaustive statement of all risks, uncertainties, or factors that could potentially cause actual results to differ from forward-looking statements. Additional information concerning these factors can be found in our periodic filings with the SEC, including our most recent Annual Report on Form 10-K, as updated by our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

Whirlpool Corporation

Whirlpool Corporation (“Whirlpool”), committed to being the best kitchen and laundry company, in constant pursuit of improving life at home, was incorporated in 1955 under the laws of Delaware and was founded in 1911. Whirlpool manufactures products in four countries and markets products in nearly every country around the world. We have received worldwide recognition for accomplishments in a variety of business and social efforts, including leadership, diversity, innovative product design, business ethics, environmental sustainability, social responsibility and community involvement. Whirlpool had approximately $16 billion in annual net sales and 41,000 employees in 2025.

We conduct our business through three operating segments: Major Domestic Appliances (“MDA”) North America; MDA Latin America; and Small Domestic Appliances (“SDA”) Global.

Whirlpool Corporation’s principal executive offices are located at 2000 North M-63, Benton Harbor, Michigan 49022-2692 and its telephone number is (269) 923-5000.

We maintain an Internet website at http://www.whirlpoolcorp.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

We expect to enter into a new senior secured revolving credit facility (the “New Credit Facility”) to replace the Credit Facility before the end of the first quarter of 2026. The New Credit Facility is expected to provide a lower aggregate borrowing capacity than the Credit Facility, better aligning with our anticipated liquidity needs given our refocused portfolio.

The Offering

The following summary is a summary of the common stock offering and is not intended to be complete. It does not contain all of the information that may be important to you. We encourage you to read the entire prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized and the documents that we have filed with the SEC that are incorporated by reference prior to deciding whether to purchase the common stock. For a more complete understanding of the terms of the common stock, please refer to “Description of Capital Stock” in this prospectus supplement.

Issuer	Whirlpool Corporation.

Common Stock Offered	shares of common stock.

Option to Purchase Additional Shares of Common Stock	We have granted the underwriters the option to purchase up to an additional shares of common stock from us at the price to public less the underwriting discount within 30 days from the date of this prospectus supplement.

Concurrent Depositary Shares Offering	Concurrently with this offering of our common stock, we are offering Depositary Shares, pursuant to a separate prospectus supplement. We have also granted the underwriters of the Depositary Shares Offering a 30-day option to purchase up to additional Depositary Shares, solely to cover over-allotments, if any. The aggregate proceeds from this offering and the Depositary Shares Offering (assuming no exercise of the underwriters’ options to purchase additional securities from us in either offering) are anticipated to be $800,000,000. The closing of this offering is not conditioned upon the closing of the Depositary Shares Offering, and the closing of the Depositary Shares Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Depositary Shares Offering does not occur, and vice versa. We cannot assure you that the Depositary Shares Offering will be completed on the terms described herein, or at all. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy the Depositary Shares being offered in the Depositary Shares Offering. See “Concurrent Depositary Shares Offering.”

Common Stock Outstanding After this Offering and the Depositary Shares Offering	shares of common stock (or shares if the underwriters exercise in full their option to purchase additional shares from us).

Use of Proceeds

We expect the net proceeds from this offering to be approximately $   million (or approximately $   million if the underwriters exercise in full their option to purchase additional shares from us), after the deduction of our offering expenses and the underwriting discount. We intend to use approximately $700 million of the net proceeds from this offering, together with the net proceeds from the Depositary Shares Offering (together, the “Combined Offerings”), if completed (or up to approximately $800 million of the net proceeds from the Combined

Offerings if the underwriters exercise in full their options to purchase additional securities from us), to repay a portion of the amounts outstanding under the Credit Facility. As of December 31, 2025, we had $250 million outstanding under the Credit Facility. Since December 31, 2025, we have drawn on our Credit Facility for general corporate purposes, and as of February 20, 2026, we had $1.62 billion outstanding under the Credit Facility.

We intend to use the remainder of the net proceeds from the Combined Offerings, if completed, for general corporate purposes, including working capital, operating expenses and capital expenditures, including strategic investments in vertical integration and automation. See “Use of Proceeds.”

Conflicts of Interest	Affiliates of certain of the underwriters are lenders under our Credit Facility, which we intend to partially repay with the net proceeds of this offering. As a result, such underwriters will receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulation Authority, Inc. (“Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of Rule 5121. In accordance with Rule 5121, the underwriters will not make sales to a discretionary account without prior written consent of the customer. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market” as defined in Rule 5121 exists for the common stock. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Exchange Listing	Our common stock is listed on the NYSE and the NYSE Texas under the symbol “WHR.”

Risk Factors	You should carefully read and consider the information set forth in “Risk Factors” beginning on page S-4 and the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025.

Unless otherwise indicated, all applicable share, per share and related information in this prospectus supplement is based on 56,465,571 shares of common stock outstanding as of January 31, 2026, and excludes, in each case as of such date:

•	8,415,317 shares of common stock held in treasury;

•	2,300,498 shares subject to outstanding stock options, performance stock unit awards or restricted stock unit awards;

•	5,346,746 shares of common stock reserved for issuance under our equity incentive and retirement plans; and

•	any shares of common stock underlying any Depositary Shares that may be issued in the Depositary Shares Offering.

RISK FACTORS

You should carefully consider the following risk factors and the information under the heading “Risk Factors” in the documents incorporated by reference into this prospectus supplement, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision with respect to the common stock. You should also note that these risks are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may have a negative impact on our business operations. The risks described could affect our business, financial condition or results of operations. In such a case, you may lose all or part of your investment in the common stock.

Risks Related to the Offering

Our common stock has experienced, and may continue to experience, price volatility, which could result in substantial losses for investors in our common stock.

Our common stock has at times experienced substantial price volatility as a result of many factors, including the general volatility of stock market prices and volumes, changes in securities analysts’ estimates of our financial performance, downgrades in our credit ratings, variations between our actual and anticipated financial results, or uncertainty about current global economic conditions. For these reasons, among others, the price of our common stock may continue to fluctuate. In addition, if the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and be a distraction to management.

We have broad discretion in the use of the net proceeds from this offering and the Depositary Shares Offering, if completed.

We expect the net proceeds from this offering to be approximately $  million (or approximately $   million if the underwriters exercise in full their option to purchase additional shares from us) after the deduction of our offering expenses and the underwriting discount. We estimate that the net proceeds to us from the Depositary Shares Offering, if completed, after the deduction of our offering expenses and the underwriting discount, will be approximately $   million (or approximately $   million if the underwriters of the Depositary Shares Offering exercise in full their over-allotment option to purchase additional Depositary Shares). We intend to use approximately $700 million of the net proceeds from the Combined Offerings, if completed (or up to approximately $800 million of the net proceeds from the Combined Offerings if the underwriters exercise in full their options to purchase additional securities from us), to repay a portion of the amounts outstanding under the Credit Facility. The amount outstanding under the Credit Facility as of December 31, 2025 was $250 million. Since December 31, 2025, we have drawn on our Credit Facility for general corporate purposes. As of February 20, 2026, the amount outstanding under the Credit Facility was $1.62 billion. Following consummation of the Combined Offerings, we intend to enter into the New Credit Facility to replace the Credit Facility. See “Prospectus Supplement Summary—Recent Developments.” We intend to use the remainder of the net proceeds from the Combined Offerings, if completed, for general corporate purposes, including working capital, operating expenses and capital expenditures, including strategic investments in vertical integration and automation. However, our management will have considerable discretion in the application of net proceeds from this offering and the Depositary Shares Offering, if completed, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. The failure of our management to use these funds effectively could harm our business.

The Depositary Shares Offering and future sales or other dilution of our common stock could dilute our existing stockholders or otherwise depress the market price of our common stock.

Concurrently with this offering, we are offering, by means of a separate prospectus supplement,      Depositary Shares and up to      additional Depositary Shares that the underwriters in the Depositary Shares Offering have the option, exercisable within 30 days from the date of the prospectus supplement for the Depositary Shares Offering, to purchase from us, solely to cover over-allotments, if any. The aggregate proceeds from the Combined Offerings (assuming no exercise of the underwriters’ options to purchase additional securities from us in either offering) are anticipated to be $800,000,000. The closing of this offering is not conditioned upon the closing of the Depositary Shares Offering, and the closing of the Depositary Shares Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Depositary Shares Offering does not occur, and vice versa. We cannot assure you that the Depositary Shares Offering will be completed on the terms described herein, or at all.

The Depositary Shares Offering and future sales of our common stock in the public market, or the perception that such sales could occur, or the conversion of our Mandatory Convertible Preferred Stock, if issued, or the payment of dividends on our Mandatory Convertible Preferred Stock in the form of our common stock, or the perception that such conversions or dividends could occur, could negatively impact the market price of our common stock. Future sales or issuances of our common stock or other equity-related securities could be dilutive to holders of our common stock, including purchasers of our common stock in this offering and holders of any shares of common stock issued on conversion of, or as payment of dividends on, our Mandatory Convertible Preferred Stock, and could adversely affect their voting and other rights and economic interests, and could have a similar impact with respect to our Mandatory Convertible Preferred Stock. If we issue additional shares of common stock, the price of our common stock may decline. We cannot predict the size of future issuances of our common stock or other securities or the effect, if any, that the Depositary Shares Offering, the issuance of the Mandatory Convertible Preferred Stock, and future sales and issuances of our common stock and other securities would have on the market price of our common stock.

In addition, the existence of the Mandatory Convertible Preferred Stock may encourage short selling by market participants because the conversion of the Mandatory Convertible Preferred Stock could be used to satisfy short positions, or anticipated conversion of the Mandatory Convertible Preferred Stock into shares of common stock could depress the price of our common stock. The sale or the availability for sale of a large number of shares of common stock in the public market could cause the market price of our common stock to decline.

The Mandatory Convertible Preferred Stock and the Depositary Shares may adversely affect the market price of our common stock.

The market price of our common stock is likely to be influenced by the Mandatory Convertible Preferred Stock and the Depositary Shares, if and when issued. The market price of our common stock could become more volatile and could be depressed by: (1) investors’ anticipation of the potential resale in the market of a substantial number of additional shares of common stock received upon conversion of, or as payment of dividends on, the Mandatory Convertible Preferred Stock (and, correspondingly, the Depositary Shares); (2) possible sales of our common stock by investors who view the Depositary Shares as a more attractive means of equity participation in us than owning shares of common stock; and (3) hedging or arbitrage trading activity that we expect to develop involving the Depositary Shares and our common stock.

Our common stock will rank junior to our Mandatory Convertible Preferred Stock, if issued, with respect to dividends and amounts payable in the event of our liquidation, winding-up or dissolution.

Our common stock will rank junior to our Mandatory Convertible Preferred Stock, if issued, with respect to the payment of dividends and amounts payable in the event of our liquidation, winding-up or dissolution. This means that, unless accumulated dividends have been paid or set aside for payment on all our outstanding Mandatory Convertible Preferred Stock through the most recently completed dividend period, no dividends may be declared or paid on our common stock and we may not repurchase our common stock, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, winding-up or dissolution, no distribution of our assets may be made to holders of our common stock until we have paid to holders of our Mandatory Convertible Preferred Stock a liquidation preference equal to $1,000 per share plus accumulated and unpaid dividends.

This offering is not contingent on the consummation of the Depositary Shares Offering and vice versa.

The completion of this offering and the consummation of the Depositary Shares Offering are not contingent upon the other, so it is possible that this offering occurs and the Depositary Shares Offering does not occur, and vice versa. We cannot assure you that the Depositary Shares Offering will be completed on the terms described herein, if at all. Accordingly, if you decide to purchase shares of common stock in this offering, you should be willing to do so whether or not we complete the Depositary Shares Offering. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any of the Depositary Shares or the Mandatory Convertible Preferred Stock being offered in the Depositary Shares Offering.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $   million (or approximately $   million if the underwriters exercise in full their option to purchase additional shares from us), after the deduction of our offering expenses and the underwriting discount.

In addition, concurrently with this offering, we are offering      Depositary Shares (or      Depositary Shares if the underwriters in the Depositary Shares Offering exercise in full their over-allotment option to purchase additional Depositary Shares) in an underwritten offering pursuant to a separate prospectus supplement. We estimate that the net proceeds to us from the Depositary Shares Offering, if completed, after the deduction of our offering expenses and the underwriting discount, will be approximately $   million (or approximately $   million if the underwriters in the Depositary Shares Offering exercise in full their over-allotment option to purchase additional Depositary Shares). The aggregate proceeds from the Combined Offerings (assuming no exercise of the underwriters’ options to purchase additional securities from us in either offering) are anticipated to be $800,000,000.

We intend to use approximately $700 million of the net proceeds from the Combined Offerings, if completed (or up to approximately $800 million of the net proceeds from the Combined Offerings if the underwriters exercise in full their options to purchase additional securities from us), to repay a portion of the amounts outstanding under the Credit Facility. The amount outstanding under the Credit Facility as of December 31, 2025 was $250 million. Since December 31, 2025, we have drawn on our Credit Facility for general corporate purposes. As of February 20, 2026, the amount outstanding under the Credit Facility was $1.62 billion. The Credit Facility provides an aggregate borrowing capacity of $3.5 billion and has a maturity date of May 3, 2027. As of December 31, 2025, the interest rate payable with respect to the Credit Facility was 5.09% per annum.

We intend to use the remainder of the net proceeds from the Combined Offerings, if completed, for general corporate purposes, including working capital, operating expenses and capital expenditures, including strategic investments in vertical integration and automation.

Pending these uses, we intend to invest the net proceeds of the Combined Offerings, if completed, in certificates of deposit, U.S. government securities and certain other interest-bearing securities.

Affiliates of certain of the underwriters are lenders under the Credit Facility, which we intend to partially repay with the net proceeds of this offering. As a result, such underwriters will receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a “conflict of interest” within the meaning of Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. In accordance with Rule 5121, the underwriters will not make sales to a discretionary account without prior written consent of the customer. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market” as defined in Rule 5121 exists for the common stock. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CONCURRENT DEPOSITARY SHARES OFFERING

Concurrently with this offering, we are also making a public offering of       Depositary Shares, each of which represents a 1/20th interest in a share of our Mandatory Convertible Preferred Stock, pursuant to a separate prospectus supplement. We have granted the underwriters of the Depositary Shares Offering a 30-day option to purchase up to       additional Depositary Shares, solely to cover over-allotments, if any. The aggregate proceeds from the Combined Offerings (assuming no exercise of the underwriters’ options to purchase additional securities from us in either offering) are anticipated to be $800,000,000. The closing of this offering is not conditioned upon the closing of the Depositary Shares Offering, and the closing of the Depositary Shares Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Depositary Shares Offering does not occur, and vice versa. We cannot assure you that the Depositary Shares Offering will be completed on the terms described herein, or at all. The underwriters in this offering are also underwriters in the Depositary Shares Offering.

The shares of Mandatory Convertible Preferred Stock will initially be convertible into an aggregate of up to    shares of our common stock (or up to    shares of our common stock if the underwriters in the Depositary Shares Offering exercise their over-allotment option in full), in each case subject to certain anti-dilution, make-whole and other adjustments, as described in the prospectus supplement related to the Depositary Shares Offering.

Unless converted earlier in accordance with the terms of the certificate of designations establishing the terms of the Mandatory Convertible Preferred Stock, each share of Mandatory Convertible Preferred Stock will convert automatically on the mandatory conversion date, which is expected to be February 15, 2029, into between     and    shares of our common stock, subject to certain anti-dilution and other adjustments. The number of shares of our common stock issuable upon conversion on the mandatory conversion date will be determined based on the average volume weighted average price per share of our common stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding February 15, 2029.

Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors (the “Board”), or an authorized committee thereof, at an annual rate of   % on the liquidation preference of $1,000 per share of Mandatory Convertible Preferred Stock, and may be paid in cash or, subject to certain limitations, in shares of our common stock, or in any combination of cash and shares of our common stock. If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on February 15, May 15, August 15 and November 15 of each year, commencing on, and including, May 15, 2026 and ending on, and including, February 15, 2029.

We estimate that the net proceeds to us from the Depositary Shares Offering, after the deduction of our offering expenses and the underwriting discount, will be approximately $   million (or approximately $   million if the underwriters in the Depositary Shares Offering exercise their over-allotment option in full to purchase additional Depositary Shares).

Our common stock will rank junior to our Mandatory Convertible Preferred Stock, if issued, with respect to the payment of dividends and amounts payable in the event of our liquidation, winding-up or dissolution. Subject to limited exceptions, so long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on shares of our common stock or any other class or series of our capital stock ranking junior to the Mandatory Convertible Preferred Stock, and no common stock or any other class or series of our capital stock ranking junior to or on parity with the Mandatory Convertible Preferred Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock has been set aside for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

In addition, upon our voluntary or involuntary liquidation, winding-up or dissolution, each holder of Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $1,000 per share of Mandatory Convertible Preferred Stock, plus an amount equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution, to be paid out of our assets available for distribution to our stockholders, after satisfaction of liabilities owed to our creditors and holders of any class or series of our capital stock ranking senior to the Mandatory Convertible Preferred Stock and before any payment or distribution is made to holders of any class or series of our capital stock ranking junior to the Mandatory Convertible Preferred Stock, including, without limitation, our common stock.

The holders of the Mandatory Convertible Preferred Stock will not have voting rights other than those described below, except as specifically required by Delaware law.

Whenever dividends on any shares of Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, May 15, 2026), whether or not for consecutive dividend periods (a “nonpayment”), the holders of such shares of Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled at our next special or annual meeting of stockholders to vote for the election of a total of two additional members of the Board (the “preferred stock directors”); provided that the election of any such directors will not cause us to violate (x) the corporate governance requirements of the NYSE or the NYSE Texas (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors or (y) the portion of our Corporate Governance Guidelines for Operation of the Board of Directors as in effect on the date of the prospectus supplement relating to the Depositary Shares Offering, that requires us to (i) generally have no more than three management members as directors and (ii) have a majority of “independent directors” as that term is defined from time to time by relevant NYSE listing rules or other applicable regulations; provided further that the Board shall at no time include more than two preferred stock directors. In the event of a nonpayment, we will increase the number of directors on the Board by two, and the new directors will be elected at an annual or special meeting of stockholders called by the Board, subject to its fiduciary duties, at the request of the holders of at least 25% of the shares of Mandatory Convertible Preferred Stock or of any other series of voting preferred stock (provided that if such request is not received at least 90 calendar days before the date fixed for the next annual or special meeting of the stockholders, such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting, so long as the holders of Mandatory Convertible Preferred Stock continue to have such voting rights.

As used in this section, “voting preferred stock” means any class or series of our capital stock ranking on parity with the Mandatory Convertible Preferred Stock upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Mandatory Convertible Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other voting preferred stock voted.

If and when all accumulated and unpaid dividends have been paid in full, or declared and a sum sufficient for such payment shall have been set aside (a “nonpayment remedy”), the holders of Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of Mandatory Convertible Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the number of directors on the Board shall automatically decrease by two.

Any preferred stock director may be removed at any time with or without cause by the holders of record of a majority of the outstanding shares of Mandatory Convertible Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Mandatory Convertible Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate (x) the corporate governance requirements of the NYSE or the NYSE Texas (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors or (y) the portion of our Corporate Governance Guidelines for Operation of the Board of Directors as in effect on the date of the prospectus supplement relating to the Depositary Shares Offering, that requires us to (i) generally have no more than three management members as directors and (ii) have a majority of “independent directors” as that term is defined from time to time by relevant NYSE listing rules or other applicable regulations.

The Mandatory Convertible Preferred Stock will have certain other voting rights with respect to certain amendments to our certificate of incorporation or the certificate of designations establishing the terms of the Mandatory Convertible Preferred Stock or certain other transactions as described in such certificate of designations.

The foregoing information concerning the Mandatory Convertible Preferred Stock is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate of designations establishing the terms of the Mandatory Convertible Preferred Stock, a copy of which has been or will be incorporated by reference as an exhibit into the registration statement of which this prospectus supplement and the accompanying prospectus form a part and which may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus. In addition, a description of the proposed Mandatory Convertible Preferred Stock is set forth in the separate prospectus supplement related to the Depositary Shares Offering.

This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any of the Depositary Shares or the Mandatory Convertible Preferred Stock being offered in the Depositary Shares Offering. Any such offering is only being made by the separate prospectus supplement related to the Depositary Shares Offering.

DESCRIPTION OF CAPITAL STOCK

The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Delaware law and our certificate of incorporation and our bylaws. We encourage you to read our certificate of incorporation, our bylaws, and the applicable provisions of Delaware law for additional information.

Authorized Shares

Our certificate of incorporation authorizes us to issue up to 250,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $1.00 per share (“preferred stock”), in one or more series.

Voting, Dividend and Liquidation Rights

Subject to the rights of the holders of any series of preferred stock which may be outstanding from time to time, each share of common stock is entitled to one vote on all matters presented to the stockholders, with no cumulative voting rights; to receive such dividends as may be declared by the Board out of funds legally available therefor; and in the event of liquidation or dissolution of Whirlpool, to share ratably in any distribution of Whirlpool’s net assets.

Other Matters

Holders of shares of common stock do not have preemptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into such shares; and no redemption or sinking fund provisions are applicable. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of any preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed for trading on the NYSE and the NYSE Texas under the trading symbol “WHR.”

Preferred Stock

The Board has the authority without stockholder consent, subject to certain limitations imposed by Delaware law or our bylaws, to issue one or more series of preferred stock at any time and to fix the rights, preferences and restrictions of the preferred stock of each series, including:

•	the number of shares in that series;

•	the voting rights, including cumulative voting rights, if any;

•	the dividend rights, if any;

•	whether that series will be redeemable and the terms of redemption;

•	the rights of holders of each such series upon dissolution or any distribution of assets;

•	the terms or amount of the sinking fund, if any, for the redemption or purchase of shares of that series;

•	conversion privileges, if any; and

•	any other designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions.

As described above, the Board, without stockholder approval, may issue preferred stock with voting and conversion rights, which could adversely affect the voting power of the holders of our common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change of control.

Certain Anti-Takeover Effects

Certain provisions of our certificate of incorporation, our bylaws and Delaware law may have the effect of impeding the acquisition of control of us. These provisions are designed to reduce, or have the effect of reducing, our vulnerability to unsolicited takeover attempts.

Stockholder Action by Written Consent

Our certificate of incorporation and bylaws require that all stockholder action be taken at a duly called meeting of the stockholders and prohibit taking action by written consent of stockholders.

Additional Authorized Shares of Capital Stock

The additional shares of authorized common stock and preferred stock available for issuance under our certificate of incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner:

Generally, under Section 203, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) fifteen percent (15%) or more of a corporation’s outstanding voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a summary of the material United States federal income tax consequences to non-U.S. holders (as defined below) relating to the purchase, ownership and disposition of common stock to be sold in this offering, but does not purport to be a complete analysis of all potential tax considerations to non-U.S. holders of common stock. This summary is based on the provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

This discussion is limited to non-U.S. holders that will hold common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. This discussion also does not address the tax consequences arising under the laws of any non-U.S., state, or local jurisdiction or any aspect of U.S. federal tax law other than income taxation (such as U.S. federal gift and estate tax laws). In addition, this discussion does not address consequences relevant to non-U.S. holders subject to particular U.S. federal income tax laws, including, without limitation:

•	persons who own, or are deemed to own, more than 5% of our common stock (except to the extent specifically set forth below);

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, regulated investment companies, real estate investment trusts or financial institutions;

•	brokers, dealers or traders in securities, commodities or currencies;

•	“controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax;

•	a person required to accelerate recognition of any item of gross income with respect to the shares of common stock as a result of such income being recognized on an applicable financial statement;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes and the investors therein;

•	tax-exempt organizations or governmental organizations or agencies or instrumentalities thereof;

•	persons deemed to sell common stock under the constructive sale provisions of the Code;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	persons who hold or receive common stock as compensation or pursuant to the exercise of any employee stock option; and

•	tax-qualified retirement plans.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level.

Accordingly, partnerships holding common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF COMMON STOCK IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION (INCLUDING THE JURISDICTION OF THE HOLDER’S RESIDENCE) OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of common stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (ii) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Distributions

Distributions of cash or property (other than certain pro rata distribution of our shares) on common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will constitute a non-taxable return of capital and be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any remaining excess will be treated as capital gain and will be treated as described under the heading “—Sale or Other Taxable Disposition” below.

Subject to the discussion below on backup withholding and payments made to certain foreign accounts, dividends paid to a non-U.S. holder of common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will generally be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividends (or such lower rate as may be specified by an applicable income tax treaty). Dividends paid to a non-U.S. holder that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such non-U.S. holder maintains in the United States) are generally exempt from withholding of U.S. federal income tax. To claim the benefit of an income tax treaty or an exemption from withholding because the dividends are effectively connected with the conduct of a trade or business in the United States, a non-U.S. holder must provide the applicable withholding agent with a properly executed IRS

Form W-8BEN, W-8BEN-E or W-8ECI or other applicable form or successor form, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate or exemption under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Any such “effectively connected” dividends (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base in the United States) will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates applicable to U.S. persons. In addition, a non-U.S. holder that is or is treated as a corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items.

Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below on backup withholding and payments made to certain foreign accounts, in general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable); or

•

we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of (1) the five-year period preceding the non-U.S. holder’s disposition of common stock and (2) the non-U.S. holder’s holding period of common stock, and, in the case where common stock is regularly traded on an established securities market, the non-U.S. holder has owned, directly or constructively, more than 5% of our outstanding common stock at any time within the shorter of the five-year period preceding the disposition of common stock or such non-U.S. holder’s holding period of common stock.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates applicable to U.S. persons. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items.

If the second bullet point above applies to a non-U.S. holder, gain recognized by such non-U.S. holder on the sale or other taxable disposition of common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of common stock from such non-U.S. holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We currently believe we are not, and we do not anticipate becoming, a USRPHC, although no assurances can be given in this regard.

Non-U.S. holders should consult their tax advisors regarding the application of particular rules to the determination of 5%-or-less ownership and potentially applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

A non-U.S. holder generally will not be subject to backup withholding (currently at a 24% rate) with respect to payments of dividends on common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such non-U.S. holder is a U.S. person and the non-U.S. holder certifies under penalties of perjury its non-U.S. status, generally by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification (or applicable successor form), or otherwise establishes an exemption. However, information returns will be filed with the IRS in connection with any distributions on common stock paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of common stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the non-U.S. holder certifies under penalty of perjury that it is a non-U.S. person, generally by providing an IRS Form W-8BEN, W-8-BEN-E, W-8ECI or other applicable form or successor form (and the payor does not have actual knowledge or reason to know that such non-U.S. holder is a U.S. person) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and other administrative guidance issued thereunder, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the proposed Treasury regulations discussed below, the gross proceeds from a sale or other disposition of, stock in a U.S. corporation paid to (i) a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities certain information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules, or (ii) a “non-financial foreign entity” (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any direct or indirect “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying, and information regarding, such substantial United States owners, or otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the U.S. and the non-U.S. holder’s country of residence may modify the requirements described in this paragraph.

U.S. Treasury Regulations proposed in December 2018 eliminate possible FATCA withholding on the gross proceeds from a sale or other disposition of our common stock and may be relied upon by taxpayers until final regulations are issued.

We will not pay additional amounts or “gross up” payments to non-U.S. holders as a result of any withholding or deduction for taxes imposed under FATCA. Under certain circumstances, certain non-U.S. holders might be eligible for refunds or credits of such taxes. Investors are encouraged to consult with their tax advisors regarding the implications of FATCA to their particular circumstances.

UNDERWRITING (CONFLICTS OF INTEREST)

We and Wells Fargo Securities, LLC (“Wells Fargo”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Citigroup Global Markets Inc. (“Citigroup”), the representatives for the underwriters for the offering, have entered into an underwriting agreement with respect to the shares being offered hereby. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters and, each underwriter has severally agreed to purchase the number of shares indicated in the following table.

Underwriters	Number of Shares
Wells Fargo Securities, LLC
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Mizuho Securities USA LLC
BNP Paribas Securities Corp.
Scotia Capital (USA) Inc.

Total

The underwriting agreement provides that the obligations of the several underwriters to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised, are subject to the approval of certain legal matters by their counsel and to certain other conditions.

The underwriters have an option to buy up to an additional     shares from us to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

It is expected that delivery of the shares of common stock will be made against payment therefor on   , 2026, which is the second business day following the trade date for the shares of common stock (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the shares of common stock prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares of common stock initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the shares of common stock who wish to trade the shares of common stock prior to the business day preceding the settlement date should consult their own advisors.

The following table shows the per share and total underwriting discount to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

Shares sold by the underwriters to the public will initially be offered at the price to public set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to per share from the price to public. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

We have agreed that we will not, without the prior written consent of Wells Fargo, J.P. Morgan and Citigroup for a period of 90 days after the date of this prospectus supplement, (i) issue, offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of common stock or other capital stock or any securities convertible into or exercisable or exchangeable for common stock or other capital stock, (ii) file or cause the filing of any registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to any of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for any such common stock or other capital stock or (iii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any common stock or other capital stock or any securities convertible into or exercisable or exchangeable for any common stock or other capital stock, whether any such transaction described in clause (i) or (iii) above is to be settled by delivery of common stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing. The restrictions described above do not apply to the issuance of (i) shares of common stock pursuant to this prospectus supplement, (ii) shares, and options to purchase shares, of common stock and restricted stock units pursuant to any of our stock option plans, stock purchase or other equity incentive plans, as those plans are in effect on the date hereof, (iii) shares of common stock upon the exercise of stock options or vesting of restricted stock units issued under our stock option or other equity incentive plans referred to in clause (ii) above, as those plans are in effect on the date hereof, (iv) up to 2% of the outstanding shares of common stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, common stock, immediately following the Closing Date (as defined in the underwriting agreement), in acquisitions or other similar strategic transactions, (v) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date hereof or any assumed benefit plan pursuant to an acquisition or similar strategic transaction, and (vi) the Depositary Shares that may be issued pursuant to the Depositary Shares Offering and the Mandatory Convertible Preferred Stock in respect thereof, and any shares of common stock issued upon conversion of, or issued and paid as a dividend on, such Mandatory Convertible Preferred Stock.

Our directors and certain officers have agreed that they will not, without the prior written consent of Wells Fargo, J.P. Morgan and Citigroup for a period of 90 days after the date of this prospectus supplement, (i) offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the common stock or preferred stock or other capital stock (including, without limitation, common stock, preferred stock or such other capital stock that may deemed to be beneficially owned by such person in accordance with the rules and regulations of the SEC or that may be issued upon exercise of a stock option or warrant) or any securities convertible into or exercisable or exchangeable for common stock, preferred stock or other capital stock (collectively, the “lock-up securities”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of common stock, preferred stock, other capital stock or other securities, in cash or otherwise, (iii) make any demand for or exercise any right with respect to the registration of any lock-up securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above. The restrictions described above do not apply to (i) transfers (A) as one or more bona fide gift or gifts or charitable contributions, or for bona fide estate planning purposes, (B) upon death by will, testamentary document or intestate succession, (C) to any member of such person’s immediate family or to any trust for the direct or indirect benefit of such person or the immediate family of such person, (D) to a partnership, limited liability company or other entity of which such person and the immediate family of such person are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (E) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (D) above,

(F) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (G) to us upon death, disability or termination of employment, (H) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the restricted period or in connection with the conversion of convertible securities, provided that any securities received upon such vesting, settlement, exercise or conversion will be subject to the restrictions in the first sentence of this paragraph, (I) pursuant to the provisions of any of our policies with respect to the recoupment of incentive-based compensation, or (J) pursuant to a trading plan pursuant to Rule 10b5-1 of the Exchange Act for the transfer of common stock entered into prior to the date of this prospectus supplement so long as such plan will not be amended or otherwise modified to increase the shares of common stock scheduled for sale thereunder during the restricted period, provided that in the case of clauses (A) through (F) above, the donee, devisee, transferee or distributee will sign and deliver a lock up agreement and, in each case, no voluntary filing under the Exchange Act shall be made during the restricted period, (ii) entry into a written plan designed to meet the requirements of Rule 10b5-1 under the Exchange Act, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the restricted period, or (iii) transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our capital stock involving a change of control transaction.

Wells Fargo, J.P. Morgan and Citigroup, acting jointly, in their sole discretion may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. Sales of a substantial number of securities upon expiration or early release of the lock-up or the perception that such sales may occur could cause our market price of our securities to fall or make it more difficult for investors to sell our securities.

We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

Our common stock is listed on the NYSE and the NYSE Texas under the symbol “WHR.”

We estimate that our offering expenses, excluding the underwriting discount, will be approximately $    million.

In connection with this offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters or their respective affiliates are lenders under our Credit Facility and may receive customary fees or expense reimbursements in connection therewith. Certain of the underwriters are also underwriters in the Depositary Shares Offering.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including acting as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain other of those underwriters and affiliates are likely to hedge or otherwise reduce and certain of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge or reduce such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the securities offered hereby.

Depositary Shares Offering

Concurrently with this offering, we are offering       Depositary Shares, pursuant to a separate prospectus supplement. We have also granted the underwriters of the Depositary Shares Offering a 30-day option to purchase up to       additional Depositary Shares, solely to cover over-allotments, if any. The aggregate proceeds from the Combined Offerings (assuming no exercise of the underwriters’ options to purchase additional securities from us in either offering) are anticipated to be $800,000,000. The closing of this offering is not conditioned upon the closing of the Depositary Shares Offering, and the closing of the Depositary Shares Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Depositary Shares Offering does not occur, and vice versa. We cannot assure you that the Depositary Shares Offering will be completed on the terms described herein, or at all. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy the Depositary Shares being offered in the Depositary Shares Offering. See “Concurrent Depositary Shares Offering.”

Conflicts of Interest

We intend to use the net proceeds from the Combined Offerings to partially repay our Credit Facility. Affiliates of certain of the underwriters are lenders under the Credit Facility. As a result, such underwriters will receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a “conflict of interest” within the meaning of Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121, which requires, among other things, that any underwriter that has a conflict of interest pursuant to Rule 5121 not confirm sales to accounts over which it exercises discretionary authority without the prior written consent of the customer. However, in accordance with Rule 5121, no “qualified independent underwriter” is required because our shares of common stock have a bona fide public market, as defined in Rule 5121.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the common stock offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The common stock offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any common stock offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Any underwriter that is not a broker-dealer registered with the SEC will only make sales of the common stock in the United States through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no securities have been offered or will be offered to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any securities being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No securities have been offered or will be offered to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority or is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the Public Offers and Admission to Trading Regulations 2024 (the “POATRs”), except that the securities may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under paragraph 15 of Schedule 1 to the POATRs;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under paragraph 15 of Schedule 1 to the POATRs), subject to obtaining the prior consent of underwriters for any such offer; or

(c)	in any other circumstances falling within Part 1 of Schedule 1 to the POATRs.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in China

This prospectus will not be circulated or distributed in the People’s Republic of China (the “PRC”) and the securities will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering of the securities. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore.

Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is: a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in

Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the securities are a “prescribed capital markets product” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and an Excluded Investment Product (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the ground that the solicitation for subscription of the notes falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2(I) of the FIEA. Such solicitation shall be subject to the condition that any qualified institutional investor (as defined under the FIEA, “QII”) who acquires the notes shall enter into an agreement which provides that it shall not transfer such interests to anyone other than another QII. Accordingly, the notes have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except for in a private placement described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

This prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any securities. No securities have been offered or will be offered to the public in Switzerland, except that offers of securities may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”): (a) to any person which is a professional client as defined under the FinSA; (b) to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of representatives for any such offer; or (c) in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance; provided that no such offer of securities shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.

The securities have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Taiwan

The securities have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the securities in Taiwan.

Notice to Prospective Investors in the United Arab Emirates

The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Australia

This prospectus does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”); has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities, you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Dubai International Financial Centre (“DIFC”)

This prospectus relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (“DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Israel

This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

LEGAL MATTERS

Certain legal matters with respect to the offering of our common stock will be passed upon for Whirlpool Corporation by Kirkland & Ellis LLP, Chicago, Illinois. Certain legal matters with respect to the offering of our common stock will be passed upon for the underwriters by Willkie Farr & Gallagher LLP, Chicago, Illinois.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows Whirlpool Corporation to “incorporate by reference” information into this prospectus supplement, which means that Whirlpool Corporation can disclose important information about it by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below filed by Whirlpool Corporation with the SEC (File No. 001-03932) (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and

•

the description of our common stock contained as Exhibit 4(viii) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendments or reports filed for the purpose of updating such description.

Whirlpool Corporation also incorporates by reference the information contained in all other documents it files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this prospectus supplement and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Whirlpool Corporation undertakes to provide without charge to you, upon oral or written request, a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein), by request directed to Whirlpool’s Investor Relations Department, 2000 North M-63, Benton Harbor, Michigan 49022-2692, telephone number (269) 923-2641.

PROSPECTUS

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Purchase Contracts

Units

Hybrid Securities Combining Elements of the Foregoing

of

WHIRLPOOL CORPORATION

Whirlpool Corporation may offer from time to time, in one or more offerings, any combination of its senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts, units and hybrid securities combining elements of the foregoing.

Whirlpool Corporation will provide the specific terms of any offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which Whirlpool Corporation will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you purchase these securities.

Whirlpool Corporation may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. Whirlpool Corporation’s net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Whirlpool Corporation’s common stock is listed on the New York Stock Exchange and the NYSE Texas under the trading symbol “WHR”.

See “Risk Factors” on page 2 of this prospectus to read about factors you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 23, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that Whirlpool Corporation has filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, Whirlpool Corporation may, at any time and from time to time, in one or more offerings, sell any combination of its senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts, units and hybrid securities combining elements of the foregoing. The senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts, units and hybrid securities combining elements of the foregoing of Whirlpool Corporation are collectively referred to as “registered securities.”

Each time Whirlpool Corporation uses this prospectus to offer securities, Whirlpool Corporation will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

Whirlpool Corporation has not authorized anyone to provide you with different information. Whirlpool Corporation is not making an offer of registered securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of such document.

To understand the terms of the registered securities described in this prospectus, you should carefully read the applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website as described under “Where You Can Find More Information.”

The terms “Whirlpool Corporation,” “Whirlpool,” “we,” “us,” and “our” as used in this prospectus refer to Whirlpool Corporation and its subsidiaries unless the context otherwise requires. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires

WHIRLPOOL CORPORATION

Whirlpool Corporation (“Whirlpool”), committed to being the best kitchen and laundry company, in constant pursuit of improving life at home, was incorporated in 1955 under the laws of Delaware and was founded in 1911. Whirlpool manufactures products in four countries and markets products in nearly every country around the world. We have received worldwide recognition for accomplishments in a variety of business and social efforts, including leadership, diversity, innovative product design, business ethics, environmental sustainability, social responsibility and community involvement. Whirlpool had approximately $16 billion in annual net sales and 41,000 employees in 2025.

We conduct our business through three operating segments: Major Domestic Appliances (“MDA”) North America; MDA Latin America; and Small Domestic Appliances (“SDA”) Global.

Whirlpool Corporation’s principal executive offices are located at 2000 North M-63, Benton Harbor, Michigan 49022-2692 and its telephone number is (269) 923-5000.

We maintain an Internet website at http://www.whirlpoolcorp.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

1

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Forward-looking statements set forth our current expectations or forecasts of future events. You can identify these statements by forward-looking words such as “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “outlook,” “trends,” “future benefits,” “strategies,” “goals” and similar words. In addition, statements that we make in this prospectus and the documents we incorporate herein by reference that are not statements of historical fact may also be forward-looking statements.

Forward-looking statements are not guarantees of our future performance and involve risks, uncertainties and assumptions that may cause our actual results, performance or achievement to differ materially from the expectations we describe in our forward-looking statements. You should not place undue reliance on forward-looking statements. You should be aware that the factors we discuss in “Risk Factors,” and elsewhere in this prospectus, could cause our actual results to differ from future results expressed or implied by any forward-looking statements. In addition to causing our actual results to differ, these factors may cause our intentions to change from those that have been stated. Such changes in our intentions may also cause our actual results to differ. We may change our intentions at any time and without notice.

Forward-looking statements included or incorporated by reference in this prospectus are made as of the date of this prospectus or the date of such documents incorporated by reference herein, as applicable, and we undertake no obligation to update them, whether as a result of new information, future events or otherwise.

LEGAL MATTERS

The validity of the registered securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

2

WHERE YOU CAN FIND MORE INFORMATION

Whirlpool Corporation files periodic reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.whirlpoolcorp.com. Our website is not part of this prospectus and is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Information by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows Whirlpool Corporation to “incorporate by reference” information into this prospectus, which means that Whirlpool Corporation can disclose important information about it by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below filed by Whirlpool Corporation with the SEC (File No. 001-03932) (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and

•

the description of our common stock contained as Exhibit 4(viii) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendments or reports filed for the purpose of updating such description.

Whirlpool Corporation also incorporates by reference the information contained in all other documents it files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Whirlpool Corporation undertakes to provide without charge to you, upon oral or written request, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein), by request directed to Whirlpool’s Investor Relations Department, 2000 North M-63, Benton Harbor, Michigan 49022-2692, telephone number (269) 923-2641.

3

     Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Wells Fargo Securities	J.P. Morgan	Citigroup	BNP PARIBAS	Mizuho

Co-Manager

Scotiabank

   , 2026